Exhibit 99.1

CPI Card Group Inc. Reports Fourth Quarter and Full Year 2021 Results

Date: March 8, 2022

Fourth Consecutive Year of Strong Sales Growth; Full Year Net Sales Increased 20% to $375.1 Million; Net Income of $15.9 Million Decreased 1% due to Income Tax Benefits in Prior Year and Debt Refinancing Costs; Adjusted EBITDA Increased 33% to $76.4 Million

Fourth Quarter Net Sales Increased 11% to $93.2 Million; Net Income of $0.7 Million Decreased 91% Primarily due to Income Tax Benefits in Prior Year and Increased Interest Expense; Adjusted EBITDA Decreased 23% to $13.6 Million due to Impact of Previously Noted Cost Increases

Company Expects Mid-Single Digit Net Sales and Adjusted EBITDA Growth in 2022; Announces $20 Million Senior Secured Notes Paydown

Littleton, CO. March 8, 2022 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the fourth quarter and full year ended December 31, 2021.

Full year net sales increased 20% to $375.1 million, with strong growth from both the Debit and Credit and Prepaid Debit segments. Performance was strong across the Company’s portfolio, with notable growth from secure cards, personalization, instant issuance solutions, and prepaid debit solutions, and was aided by new customer acquisitions, including FinTechs. Net income decreased 1% to $15.9 million due to income tax benefits recorded in 2020 and debt refinancing-related costs incurred in the 2021 first quarter. Adjusted EBITDA increased 33% to $76.4 million, driven by strong sales growth and operating leverage.

“We believe our high-quality and innovative solutions have propelled us to significantly outpace market growth over the last four years,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Our team’s ability to navigate the current supply-chain and labor environment remains a competitive advantage.”

Scheirman continued, “We continue to experience strong customer demand, especially in our Debit and Credit segment. Market growth has been healthy, as U.S. cards in circulation for the top major card networks have increased at an 8% compound annual growth rate over the last three years. We believe we are well positioned for long-term growth with differentiated offerings such as our eco-focused cards, SaaS-based instant issuance solutions, and end-to-end payment services.”

For 2022, CPI currently projects mid-single digit net sales and Adjusted EBITDA growth, with strong growth expected in its Debit and Credit segment, which represented 79% of net sales in 2021, partially offset by anticipated declines in its Prepaid Debit segment due to comparisons with a record year in 2021. Prepaid Debit net sales increased 25% in 2021, aided by a large new portfolio addition and COVID-19-related customer inventory replenishment.

The Company expects its full-year 2022 Adjusted EBITDA margin to be similar to the 2021 full-year margin. Improvement from the fourth quarter 2021 Adjusted EBITDA margin is expected due to the implementation of business initiatives, including price increases, operating leverage from increased sales, and reduced levels of certain expenses incurred in the fourth quarter.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and FinTechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

The Company expects long-term market growth to be aided by the gradual transition to higher-priced contactless cards, including eco-focused cards, as well as continued financial payment card growth. Visa and Mastercard U.S. credit, debit and prepaid cards in circulation have increased at a compound annual growth rate of 8% over the three-year period ended September 30, 2021, based on figures released by the networks. In addition, a recent report by credit-data agency Trans-Union noted a record 196 million Americans held credit cards at the end of 2021, and U.S. lenders issued more payment cards than ever last year.

2021 Business Highlights

●	The Company gained new FinTech and traditional financial services customers, benefiting from its offerings of comprehensive end-to-end solutions.
●	Incremental net sales were generated from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its gradual transition to contactless solutions.
●	CPI continued to be a leading provider of eco-focused payment card solutions in the U.S., as evidenced by selling nearly 50 million eco-focused cards since launch in late 2019 through the end of 2021.
●	Innovative personalization services contributed to net sales growth, including from Card@Once® Software-as-a-Service-based instant issuance solutions and CPI On-Demand®.
●	Tamper-evident packaging solutions drove strong growth in the Prepaid Debit segment and further enhanced the Company’s leadership in the U.S. retail prepaid debit market.
●	The Company refinanced its debt in the first quarter of 2021, extending maturities and enhancing liquidity. Outstanding debt was reduced by more than $30 million during 2021 and the net leverage ratio was less than 4x at December 31, 2021.

Fourth Quarter 2021 Financial Highlights

Net sales increased 11% year-over-year to $93.2 million in the fourth quarter of 2021.

●	Debit and Credit segment net sales increased 11% to $77.4 million. Net sales growth was primarily driven by the ongoing transition to higher-priced contactless cards, including eco-focused cards, the related card personalization, strong increases from Card@Once®, and new customer growth.

●	Prepaid Debit segment net sales increased 6% to $15.9 million, primarily due to higher volumes from existing customers, including the acquisition of new portfolios by those customers.

In the fourth quarter, gross profit decreased slightly to $30.9 million and gross profit margin was 33.2%, which compared to 36.8% in the prior year. The year-over-year decrease in gross profit margin was primarily due to increased labor costs, partially offset by increased operating leverage from higher net sales.

Year-over-year, income from operations decreased 26% to $9.2 million; net income decreased 91% to $0.7 million, or $0.06 diluted earnings per share; and Adjusted EBITDA decreased 23% to $13.6 million.

The net income decline was primarily due to income tax benefits in the prior year quarter and increased interest expense. Operating income, net income, and Adjusted EBITDA benefited from higher net sales, but were negatively impacted by increased labor costs and higher SG&A expenses, including costs related to Sarbanes-Oxley compliance.

As noted in the Company’s third quarter earnings release on November 3, 2021, fourth quarter sales growth and profit margins were not expected to be as strong as the first nine months of 2021, with increased labor, materials and certain other costs expected to be more impactful. As noted above, the Company expects certain mitigating items, including pricing initiatives, to result in a full-year 2022 Adjusted EBITDA margin similar to full-year 2021.

Full Year

2021 Financial Highlights

Net sales increased 20% year-over-year to $375.1 million for the full year.

●	Debit and Credit segment net sales increased 18% to $296.2 million. Net sales growth was primarily driven by new customer growth and the ongoing transition to contactless cards and related card personalization, and included strong contributions from Card@Once® and CPI On-Demand®.
●	Prepaid Debit segment net sales increased 25% to $79.2 million, primarily due to higher volumes from existing customers, including the acquisition of new portfolios and the replenishment of retail inventory by those customers.

Net sales in the prior year were impacted by lower customer demand than expected in both segments, which we believe was primarily attributable to the COVID-19 pandemic.

Gross profit increased 28% to $141.4 million and gross profit margin increased to 37.7% from 35.3% in the prior year, primarily due to operating leverage from higher net sales, partially offset by increased labor costs.

Income from operations increased 55% to $59.5 million; net income decreased 1% to $15.9 million, or $1.36 diluted earnings per share; and Adjusted EBITDA increased 33% to $76.4 million.

The decrease in net income was due to income tax benefits in the prior year, including benefits related to the CARES Act; $5.0 million of debt extinguishment costs incurred during the first quarter of 2021 when the Company refinanced its debt; and increased interest expense, including $2.6 million of make-whole interest expense related to the debt refinancing.

Operating income, net income, and Adjusted EBITDA compared to the prior year benefited from higher net sales and the resulting operating leverage, partially offset by increased labor costs.

Balance Sheet, Liquidity, and Cash Flow

As of December 31, 2021, cash and cash equivalents was $20.7 million. Cash provided by operating activities in 2021 was $20.2 million and capital expenditures were $10.1 million, yielding Free Cash Flow of $10.2 million, a $4.8 million decrease compared to 2020 primarily due to $33.4 million of increased inventory investments in 2021, partially offset by $9.8 million in collections of cash tax refunds related to the CARES Act.

The Company’s capital structure and allocation priorities are to maintain ample liquidity, invest in the business, including strategic acquisitions, deleverage the balance sheet, and return funds to stockholders.

Total long-term debt principal outstanding as of December 31, 2021 was comprised of the Company’s $310 million 8.625% senior secured notes due 2026. The Company has provided notice to holders that it intends to redeem $20 million of its senior secured notes at a redemption price of 103% of par value, plus accrued and unpaid interest. This redemption is expected to be completed in the first quarter of 2022.

“We delivered strong sales and operating income growth in 2021, driven by our high-quality, innovative solutions and deep customer relationships,” said Amintore Schenkel, Chief Financial Officer. “We also further strengthened our financial position, enabling us to refinance our debt and reduce balance sheet leverage, while investing to support the business for the future.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on March 8, 2022 at 9:00 a.m. Eastern Time (ET) to review its fourth quarter and full year 2021 results. To participate in the Company's conference call via telephone or online:

Toll-Free Dial-In Number, U.S. Participants: (844) 200-6205

International Dial-In Number: (929) 526-1599

Conference ID: 163252

Webcast Link: 4Q Webcast Link

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until March 22, 2022 at:

US dial-in number (Toll Free): (866) 813-9403

US dial-in number: (Local): (929) 458-6194

Conference ID: 879747

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Adjusted EBITDA and Adjusted EBITDA Margin Expectations for 2022

We have provided Adjusted EBITDA and Adjusted EBITDA Margin expectations for 2022 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities (continuing operations) less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives, capital allocation plans and expectations for 2022 net sales and Adjusted EBITDA, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness; our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting or remediate material weaknesses; our inability to recruit, retain and develop qualified personnel, including key personnel; a disruption or other failure in our supply chain or labor pool resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; our failure to retain our existing customers or identify and attract new customers; system security risks, data protection breaches and cyber-attacks; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change on our business our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; our limited ability to raise capital in the future; problems in production quality, materials and process; our inability to develop, introduce and commercialize new products; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending and ongoing inflation; our failure to comply with environmental, health and safety laws and regulations, including climate change regulations, that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months and full years ended December 31, 2021 and 2020

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of December 31, 2021 and December 31, 2020

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2021 and 2020

Exhibit D	Segment Summary Information – Unaudited for the three months and full years ended December 31, 2021 and 2020

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months and full years ended December 31, 2021 and 2020

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales:
Products	$53,141	$46,928	$199,586	$171,968
Services	40,065	37,212	175,533	140,221
Total net sales	93,206	84,140	375,119	312,189
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	34,893	27,862	121,601	107,642
Services (exclusive of depreciation and amortization shown below)	25,280	22,552	103,255	83,538
Depreciation and amortization	2,101	2,763	8,837	10,701
Total cost of sales	62,274	53,177	233,693	201,881
Gross profit	30,932	30,963	141,426	110,308
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	20,338	16,898	75,701	65,791
Depreciation and amortization	1,388	1,628	6,261	6,126
Total operating expenses, net	21,726	18,526	81,962	71,917
Income from operations	9,206	12,437	59,464	38,391
Other (expense) income, net:
Interest, net	(7,412)	(6,239)	(30,608)	(25,397)
Loss on debt extinguishment	—	—	(5,048)	(92)
Other income (expense)	(9)	(9)	14	(17)
Total other expense, net	(7,421)	(6,248)	(35,642)	(25,506)

Income before income taxes	1,785	6,189	23,822	12,885
Income tax (expense) benefit	(1,112)	1,127	(7,881)	3,305
Net income from continuing operations	673	7,316	15,941	16,190
Discontinued operations:
Net loss from discontinued operation, net of tax	—	(31)	—	(61)
Net income	$673	$7,285	$15,941	$16,129

Basic and diluted earnings per share:
Basic earnings per share from continuing operations:	$0.06	$0.65	$1.42	$1.44
Diluted earnings per share from continuing operations:	$0.06	$0.65	$1.36	$1.44

Basic earnings per share:	$0.06	$0.65	$1.42	$1.44
Diluted earnings per share:	$0.06	$0.64	$1.36	$1.44

Basic weighted-average shares outstanding:	11,254,034	11,230,482	11,239,049	11,228,707
Diluted weighted-average shares outstanding:	11,779,079	11,326,078	11,763,963	11,232,004

Comprehensive income
Net income	673	7,285	15,941	16,129
Total comprehensive income	$673	$7,285	$15,941	$16,129

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$20,683	$57,603
Accounts receivable, net of allowances of $86 and $289, respectively	60,953	54,592
Inventories	58,009	24,796
Prepaid expenses and other current assets	5,522	5,032
Income taxes receivable	534	10,511
Total current assets	145,701	152,534
Plant, equipment, leasehold improvements and operating leases right-of-use assets, net	47,251	39,403
Intangible assets, net	21,854	26,207
Goodwill	47,150	47,150
Other assets	6,184	857
Total assets	$268,140	$266,151

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$26,443	$18,883
Accrued expenses	37,150	28,149
Current portion of Long-term debt	—	8,027
Deferred revenue and customer deposits	1,182	1,868
Total current liabilities	64,775	56,927
Long-term debt	303,626	328,681
Deferred income taxes	5,253	7,409
Other long-term liabilities	15,506	11,171
Total liabilities	389,160	404,188

Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding	—	—
Stockholders’ deficit:
Common Stock; $0.001 par value—100,000,000 shares authorized; 11,255,466 and 11,230,482 shares issued and outstanding at December 31, 2021 and 2020, respectively	11	11
Capital deficiency	(110,782)	(111,858)
Accumulated loss	(10,249)	(26,190)
Total stockholders’ deficit	(121,020)	(138,037)
Total liabilities and stockholders' deficit	$268,140	$266,151

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net income	$15,941	$16,129
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	61
Depreciation and amortization expense	15,098	16,827
Stock-based compensation expense	1,250	136
Amortization of debt issuance costs and debt discount	2,367	3,453
Deferred income tax	(2,156)	1,043
Loss on debt extinguishment	5,048	92
Other, net	213	1,742
Changes in operating assets and liabilities:
Accounts receivable	(6,361)	(11,662)
Inventories	(33,388)	(6,105)
Prepaid expenses and other assets	(4,062)	494
Income taxes	9,977	(6,346)
Accounts payable	6,582	1,657
Accrued expenses	10,365	2,958
Deferred revenue and customer deposits	(690)	1,404
Other liabilities	45	192
Cash provided by operating activities - continuing operations	20,229	22,075
Cash used in operating activities -discontinued operations	—	(61)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(10,074)	(7,093)
Other	156	—
Cash used in investing activities	(9,918)	(7,093)
Financing activities
Principal payments on First Lien Term Loan	(312,500)	—
Principal payments on Senior Credit Facility	(30,000)	—
Principal payments on ABL Revolver	(15,000)	—
Proceeds from Senior Notes	310,000	—
Proceeds from ABL Revolver, net of discount	14,750	—
Proceeds from Senior Credit Facility, net of discount	—	29,100
Debt issuance costs	(9,452)	(2,507)
Payments on finance lease obligations	(2,171)	(2,616)
Payments on debt extinguishment and other	(2,859)	—
Cash (used in) provided by financing activities	(47,232)	23,977
Effect of exchange rates on cash	1	23
Net (decrease) increase in cash and cash equivalents	(36,920)	38,921
Cash and cash equivalents, beginning of period	57,603	18,682
Cash and cash equivalents, end of period	$20,683	$57,603
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$22,268	$22,750
Income taxes paid	$9,792	1,302
Income taxes (refunded)	$(9,846)	$(259)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$6,932	$3,260
Financing leases	$1,897	$1,718
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$2,972	$1,052

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months and Year Ended December 31, 2021 and 2020
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended December 31,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$77,406	$69,572	$7,834	11.3%
Prepaid Debit	15,874	14,916	958	6.4%
Eliminations	(74)	(348)	274	* %
Total	$93,206	$84,140	$9,066	10.8%
* Calculation not meaningful

	Year Ended December 31,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$296,204	$250,427	$45,777	18.3%
Prepaid Debit	79,213	63,596	15,617	24.6%
Eliminations	(298)	(1,834)	1,536	* %
Total	$375,119	$312,189	$62,930	20.2%

Gross Profit
	Three Months Ended December 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$26,018	33.6%	$25,152	36.2%	$866	3.4%
Prepaid Debit	4,914	31.0%	5,811	39.0%	(897)	(15.4)%
Total	$30,932	33.2%	$30,963	36.8%	$(31)	(0.1)%

	Year Ended December 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$110,006	37.1%	$85,833	34.3%	$24,173	28.2%
Prepaid Debit	31,420	39.7%	24,475	38.5%	6,945	28.4%
Total	$141,426	37.7%	$110,308	35.3%	$31,118	28.2%

Income from Operations
	Three Months Ended December 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from Operations by segment:
Debit and Credit	$18,558	24.0%	$16,934	24.3%	$1,624	9.6%
Prepaid Debit	3,850	24.3%	4,563	30.6%	(713)	(15.6)%
Other	(13,202)	* %	(9,060)	* %	(4,142)	(45.7)%
Total	$9,206	9.9%	$12,437	14.8%	$(3,231)	(26.0)%

	Year Ended December 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from Operations by segment:
Debit and Credit	$79,469	26.8%	$54,848	21.9%	$24,621	44.9%
Prepaid Debit	26,910	34.0%	19,942	31.4%	6,968	34.9%
Other	(46,915)	* %	(36,399)	* %	(10,516)	(28.9)%
Total	$59,464	15.9%	$38,391	12.3%	$21,073	54.9%

EBITDA
	Three Months Ended December 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment
Debit and Credit	$20,421	26.4%	$19,449	28.0%	$972	5.0%
Prepaid Debit	4,437	28.0%	5,182	34.7%	(745)	(14.4)%
Other	(12,172)	* %	(7,812)	* %	(4,360)	(55.8)%
Total	$12,686	13.6%	$16,819	20.0%	$(4,133)	(24.6)%

	Year Ended December 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment
Debit and Credit	$87,499	29.5%	$64,522	25.8%	$22,977	35.6%
Prepaid Debit	29,156	36.8%	22,156	34.8%	7,000	31.6%
Other	(47,127)	* %	(31,569)	* %	(15,558)	(49.3)%
Total	$69,528	18.5%	$55,109	17.7%	$14,419	26.2%

Reconciliation of Income from
Operations by Segment to EBITDA by Segment
	Three Months Ended December 31, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income from operations	$18,558	3,850	(13,202)	$9,206
Depreciation and amortization	1,871	587	1,031	3,489
Other (expenses) income	(8)	—	(1)	(9)
EBITDA	$20,421	$4,437	$(12,172)	$12,686

	Three Months Ended December 31, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income from operations	$16,934	$4,563	$(9,060)	$12,437
Depreciation and amortization	2,522	617	1,252	4,391
Other (expenses) income	(7)	2	(4)	(9)
EBITDA	$19,449	$5,182	$(7,812)	$16,819

	Year Ended December 31, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income from operations	$79,469	26,910	(46,915)	59,464
Depreciation and amortization	8,026	2,234	4,838	15,098
Other income (expenses)	4	12	(5,050)	(5,034)
EBITDA	$87,499	$29,156	$(47,127)	$69,528

	Year Ended December 31, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income from operations	$54,848	19,942	(36,399)	38,391
Depreciation and amortization	9,729	2,216	4,882	16,827
Other (expenses) income	(55)	(2)	(52)	(109)
EBITDA	$64,522	$22,156	$(31,569)	$55,109

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net income (GAAP) to EBITDA and Adjusted EBITDA
Net income	$673	$7,285	$15,941	$16,129
Interest expense, net	7,412	6,239	30,608	25,397
Income tax expense (benefit)	1,112	(1,127)	7,881	(3,305)
Depreciation and amortization	3,489	4,391	15,098	16,827
Net loss from discontinued operations	—	31	—	61
EBITDA	$12,686	$16,819	$69,528	$55,109

Adjustments to EBITDA
Sales tax (benefit) expense(1)	(149)	633	(614)	926
Stock-based compensation expense	1,036	52	1,250	136
Severance and other charges (2)	—	40	1,250	1,269
Loss on debt extinguishment (3)	—	—	5,048	92
Foreign currency loss (gain)	9	(3)	(15)	7
Subtotal of adjustments to EBITDA	896	722	6,919	2,430
Adjusted EBITDA	$13,582	$17,541	$76,447	$57,539
Net income margin (% of Net Sales)	0.7%	8.7%	4.2%	5.2%
Net income (decline) (% Change 2021 vs. 2020)	(90.8)%		(1.2)%
Adjusted EBITDA margin (% of Net Sales)	14.6%	20.8%	20.4%	18.4%
Adjusted EBITDA (decline) growth (% Change 2021 vs. 2020)	(22.6)%		32.9%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Free Cash Flow:
Cash provided by operating activities	$5,714	$11,867	$20,229	$22,075
Capital expenditures for plant, equipment and leasehold improvements	(5,247)	(3,773)	(10,074)	(7,093)
Free cash flow - continuing operations	$467	$8,094	$10,155	$14,982

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 2 of the Form 10-K for the year ended December 31, 2021 for an explanation of the immaterial prior period adjustments.
(2)	The 2021 amount primarily relates to executive severance charges, and the prior year amounts relate to restructuring severance charges.
(3)	The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

	As of
	December 31,	December 31,
	2021	2020
Calculation of Net Leverage Ratio:
Debt principal outstanding	$310,000	$342,500
Finance lease obligations	4,925	5,192
Total Debt	314,925	347,692
Less: Cash and cash equivalents	(20,683)	(57,603)
Total Net Debt (a)	$294,242	$290,089
LTM Adjusted EBITDA (b)	$76,447	$57,539
Net Leverage Ratio (a)/(b)	3.8	5.0